                                                                     Exhibit 4.3

                               MASTER ASSIGNMENT
                           AND CONSENT AGREEMENT AND
                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS MASTER ASSIGNMENT AND CONSENT AGREEMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 15, 1996 (this "Agreement"), is by and among BWAY CORPORATION, a Delaware corporation ("BWAY"), BROCKWAY STANDARD, INC., a Delaware corporation ("Brockway"), MILTON CAN COMPANY, INC., a Delaware corporation ("Milton"), DAVIES CAN COMPANY, INC., a Delaware corporation ("Davies"), the Lenders parties to the Credit Agreement referred to below on the date hereof but immediately prior to giving effect to this Agreement (the "Existing Lenders"), BANKERS TRUST COMPANY, as Administrative Agent and Syndication Agent, NATIONSBANK, N.A. (SOUTH), as Documentation Agent and Paying Agent, and each of the financial institutions listed on Annex A attached hereto (the "New Lenders").

                                   RECITALS:

     WHEREAS, BWAY, Brockway, Milton, Davies, the Agents and the Existing Lenders are parties to that certain Credit Agreement dated as of June 17, 1996 (the "Credit Agreement");

     WHEREAS, the Existing Lenders desire to assign a portion of the outstanding Loans and Commitments to the New Lenders on the terms set forth herein in connection with the initial syndication of the Loans and Commitments; and

     WHEREAS, BWAY, Brockway, Milton, Davies, the Agents and the Existing Lenders desire to amend the Credit Agreement as herein provided to (i) reflect the new allocation of the Commitments and Loans among the Existing Lenders and New Lenders and the addition of the New Lenders as Lenders under the Credit Agreement, and (ii) reflect the addition of Harris Trust and Savings Bank and SunTrust Bank, Atlanta as Co-Agents;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

     SECTION 2.  DEEMED ASSIGNMENT AND CONSENT.

          (a) Each of the Existing Lenders (collectively, the "Assignor Lenders", and each individually, an "Assignor Lender"), severally and not jointly, hereby sells and assigns to each of the New Lenders without recourse and without representation or warranty (other than as expressly provided herein), and each New Lender hereby purchases and assumes from each Assignor Lender, that interest in and to each of such Assignor Lender's rights and obligations under the Credit Agreement as of the date hereof which in the aggregate represents such New Lender's pro rata share (with respect to each such New Lender, its "Pro Rata Share") as set forth on, and in respect of the Commitments listed on Annex B attached hereto (calculated after giving effect to this Agreement), and such Pro Rata Share represents all of the outstanding rights and obligations under the Credit Agreement that are being sold and assigned to each New Lender, including, without limitation, all rights and obligations with respect to such New Lender's Pro Rata Share of outstanding Loans and Letters of Credit.

          (b) In consideration of the assignment to each New Lender described in Section 2(a) above, such New Lender hereby agrees to pay to the Paying Agent, on the Effective Date (as defined below), the principal amount of any outstanding Loans included within the New Lender's Pro Rata Share of the Commitments listed on Annex B hereto, such payment to be made by wire transfer of immediately available funds to the Paying Agent in accordance with payment instructions separately provided by the Paying Agent to such New Lender. Upon receipt of any such payment, the Paying Agent shall pay each Assignor Lender its share of such payment. Any fees (other than Commitment Fees and Letter of Credit Fees) payable to a New Lender in respect of the Commitments included within such New Lender's Pro Rata Share shall be determined and paid to such New Lender as agreed upon separately by the applicable Assignor Lender or Assignors Lenders and such New Lender.

          (c) The parties hereby agree that, upon giving effect to the assignment and assumption described above, (i) each New Lender shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents (including, without limitation, the appointment of BT and NationsBank as Agents in accordance with Article VIII of the Credit Agreement), arising out of or otherwise related to its Pro Rata Share of the Commitments assigned to such New Lender hereby, and (ii) each Assignor Lender shall be absolutely released from any of such obligations, covenants and agreements assumed or made by any New Lender in respect of the share assigned to such New Lender hereby.

          (d) Each Assignor Lender and each New Lender hereby acknowledge and confirm their understanding and intent that from and after the Effective Date, the Paying Agent shall make all payments under the Credit Agreement in respect of the assignment made hereby to such New Lender (including, without limitation, all payments of principal and accrued but unpaid interest, Commitment Fees and Letter of Credit Fees with respect thereto)
     (i) in the case of any such interest, Commitment Fees and Letter of Credit Fees that shall have accrued prior to the Effective Date, to the applicable Assignor Lender, and (ii) in all other cases, the applicable New Lender. Each Assignor Lender and each New Lender hereby agrees from time to time, upon request of a party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

          (e) No Assignor Lender shall be responsible to any New Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Assignor Lender to any New Lender or by or on behalf of BWAY or any of its Subsidiaries to any Assignor Lender or any New Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of BWAY, the Borrowers or any other Person liable for the payment of any Obligations, nor shall any Assignor Lender be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence or any Event of Default or Unmatured Event of Default.

          (f) Each New Lender represents and warrants that it has experience and expertise in the making of loans such as the Loans; that it has acquired its Pro Rata Share for its own account in the ordinary course of business and not with a view to or for sale in connection with any distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood and agreed that, subject to the provisions of Section 11.10 of the Credit Agreement, the disposition of its Pro Rata Share or of any interest therein shall at all times remain within such New Lender's exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto) and each of the other Loan Documents.

          (g) Each New Lender represents and warrants that it has received from Assignor Lenders such financial information regarding BWAY and its Subsidiaries as is available to Assignor Lenders and as such New Lender has requested, that it has made its own independent investigation of the financial condition and affairs of BWAY and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of BWAY and its Subsidiaries. No Assignor Lender shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of any New Lender or to provide any New Lender with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and no Assignor Lender shall have any responsibility with respect to the accuracy of or the completeness of any information provided to any New Lender.

          (h) Each Assignor Lender represents and warrants to each New Lender that (i) the rights and obligations of such Assignor Lender assigned hereby are not subject to any Liens created by that Assignor Lender and (ii) it is the legal and beneficial owner of that portion of the Pro Rata Share of such New Lender assigned by such Assignor Lender to such New Lender hereby, free and clear of any adverse claim.

          (i) The Administrative Agent hereby acknowledges that no processing and recordation fee is payable under Section 11.10(d) of the Credit Agreement as a result of the assignments contemplated hereby.

          (j) Notwithstanding anything herein to the contrary, in the event any New Lender does not execute and deliver this Agreement to the Administrative Agent on or prior to 5:00 P.M. (New York City time), August 15, 1996, the Administrative Agent may elect in its sole discretion to remove such Person as a New Lender for all purposes under this Agreement, it being understood that (i) any rights and obligations under the Credit Agreement that would have been assigned to such Person shall be retained by the Assignor Lenders, (ii) the Administrative Agent shall amend this Agreement and Annex A and Annex B hereto to give effect to such removal and retention, and (iii) the removal of any Person as a New Lender as provided in this paragraph shall not preclude the effectiveness of this Agreement as provided in Section 4 hereof.

          (k) The Administrative Agent, the Facing Agent and the Borrowers hereby consent to the assignments by the Assignor Lenders to the New Lenders contemplated hereby.

     SECTION 3. ADDITION OF NEW LENDERS AS LENDERS; PRO RATA SHARES AND NOTICE ADDRESSES; AMENDMENTS TO CREDIT AGREEMENT.

          (a) The Credit Agreement is hereby amended to include the New Lenders listed on Annex A hereto as Lenders for all purposes under the Credit Agreement and each of the other Loan Documents and the New Lenders shall hereby become vested with all the rights, powers, privileges and duties of a Lender under the Credit Agreement and each of the other Loan Documents. For purposes of the Credit Agreement, the addresses of each of the New Lenders shall be as set forth under such New Lender's name on the signature pages hereof. Accordingly, subject to the provisions of Section 2(j) hereof, Schedule 1.1(a) to the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor a new Schedule 1.1(a) in the form of Annex B attached hereto.

          (b) The Credit Agreement is hereby amended by deleting the reference to "and NATIONSBANK, N.A. (SOUTH), as Documentation Agent and Paying Agent for the Lenders" appearing in the preamble thereto and replacing such reference with the following:

          "NATIONSBANK, N.A. (SOUTH), as Documentation Agent and Paying Agent for the Lenders, and HARRIS TRUST AND SAVINGS BANK and SUNTRUST BANK, ATLANTA, as Co-Agents"

          (c)  The Credit Agreement is hereby amended by adding a new Section
     8.10 at the end of Article VIII thereof as follows:

          "Section 8.10 Co-Agents. None of the Lenders referenced in the preamble or signature pages of this Agreement as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified as Co-Agents in deciding to enter into this

          Agreement or in taking or refraining from taking any action hereunder or pursuant hereto."

     SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Agreement shall become effective upon the date (the "Effective Date") each of the following conditions have been satisfied:

          (a) The Borrowers, the Agents, the Existing Lenders and the New Lenders shall have executed and delivered this Agreement.

          (b) The Borrowers shall have delivered to the Administrative Agent or its counsel executed Revolving Notes payable to each Existing Lender and New Lender giving effect to the assignments contemplated hereby, each dated the Closing Date.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES.

          (a) Corporate Power and Authority; Authorization and Enforceability. Each party to this Agreement represents and warrants (i) that it has full power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) that this Agreement has been duly authorized, executed and delivered by such party and (iii) that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          (b) Binding Obligation. The Borrowers represent and warrant that the new Revolving Notes being delivered by the Borrowers pursuant to this Agreement (i) have been duly executed and delivered by the Borrowers and
     (ii) are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          (c) Incorporation of Representations and Warranties From Loan Documents; Absence of Default. The Borrowers represent and warrant to each Existing Lender and New Lender that the following statements are true and correct:

               (i) The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

               (ii) No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or an Unmatured Event of Default.

     SECTION 6.  REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

          (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under the Credit Agreement, the Loan Documents or the Ancillary Documents.

     SECTION 7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

     SECTION 9. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

     SECTION 10. FEES AND EXPENSES. The Borrowers hereby acknowledge that all costs, fees and expenses as described in Section 11.4 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

     SECTION 11. CANCELED NOTES. Reasonably promptly after the Effective Date, each Existing Lender shall return to BWAY the Revolving Notes issued on the Closing Date (the "Prior Notes") to such Existing Lender, marked to show their cancellation, and, upon receipt of all of the newly executed and delivered Revolving Notes pursuant to Section 4(b) hereof and the effectiveness of this Agreement, the Prior Notes shall be deemed null and void.


                          [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.


BWAY CORPORATION                         BROCKWAY STANDARD, INC.
By:_____________________________________ By:________________________________________

Name:___________________________________ Name:______________________________________

Title:__________________________________ Title:_____________________________________


MILTON CAN COMPANY, INC.                 DAVIES CAN COMPANY, INC.

By:_____________________________________ By:________________________________________

Name:___________________________________ Name:______________________________________

Title:__________________________________ Title:_____________________________________


                                         BANKERS TRUST COMPANY, individually and as
                                         Administrative Agent, Syndication Agent and
                                         Facing Agent

                                         By:________________________________________

                                         Name:______________________________________

                                         Title:_____________________________________


                                         NATIONSBANK, N.A. (SOUTH),
                                         individually and as Documentation Agent and
                                         Paying Agent

                                         By:________________________________________

                                         Name:______________________________________

                                         Title:_____________________________________

                                      S-1

                                       HARRIS TRUST AND SAVINGS BANK,
                                       individually and as Co-Agent

                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________


                                       Address:

                                       Harris Trust and Savings Bank
                                       111 West Monroe Street
                                       Chicago, Illinois 60603
                                       Attention: Jeffrey C. Nicholson
                                       Telephone:  (312) 461-2736
                                       Fax:        (312) 461-2591

     SUNTRUST BANK, ATLANTA,
     individually and as Co-Agent

     By:____________________________________

     Name:__________________________________

     Title:_________________________________


     Address:

     SunTrust Bank, Atlanta
     25 Park Place
     23rd Floor
     Atlanta, GA 30303
     Attention: Jenna M. Hale
     Telephone:  (404) 230-5427
     Fax:        (404) 588-8833

     CIBC INC.

     By:__________________________________________

     Name:________________________________________

     Title:_______________________________________


     Address:

     Canadian Imperial Bank of Commerce
     2727 Paces Ferry Road
     Suite 1200
     Atlanta, GA 30339
     Attention: William Humphries
     Telephone:  (770) 319-4906
     Fax:        (770) 319-4954

     CORESTATES BANK, N.A.

     By:____________________________________

     Name:_________________________________

     Title:__________________________________


     Address:

     Corestates Bank, N.A.
     1345 Chestnut Street
     Philadelphia, PA 19101-7618
     Attention: Laura J. Zavacki
     Telephone:  (215) 973-8548
     Fax:        (215) 973-6745

     THE BANK OF NEW YORK


     By:_____________________________________

     Name:___________________________________

     Title:__________________________________


     Address:

     The Bank of New York
     One Wall Street
     New York, NY 10286
     Attention: David Siegel
     Telephone:  (212) 635-1489
     Fax:        (212) 635-6434

     THE BANK OF NOVA SCOTIA


     By:__________________________________

     Name:________________________________

     Title:_______________________________

     Address:

     The Bank of Nova Scotia
     600 Peachtree Street NE
     Suite 2700
     Atlanta, GA 30308
     Attention: James Yager
     Telephone:  (404) 877-1508
     Fax:        (404) 888-8998

     BANK OF TOKYO - MITSUBISHI  LIMITED,
     ATLANTA AGENCY


     By:____________________________________

     Name:_________________________________

     Title:__________________________________


     Address:

     Bank of Tokyo - Mitsubishi Limited, Atlanta
     Agency
     Georgia Pacific Center
     133 Peachtree Street NE
     Suite 4970
     Atlanta, GA 30303-1808
     Attention: Gary England
     Telephone:  (404) 222-4205
     Fax:        (404) 577-1155

     BAYERISCHE VEREINSBANK AG,
     NEW YORK BRANCH


     By:_____________________________________

     Name:___________________________________

     Title:__________________________________



     By:_____________________________________

     Name:___________________________________

     Title:__________________________________


     Address:

     Bayerische Vereinsbank AG,
     New York Branch
     335 Madison Avenue - 19th Floor
     New York, NY 10017
     Attention: Ralf Enke
     Telephone:  (212) 210-0340
     Fax:        (212) 880-9724

     NATIONAL CITY BANK, KENTUCKY


     By:____________________________________

     Name:_________________________________

     Title:__________________________________


     Address:

     National City Bank, Kentucky
     5304 Chaversham Rd.
     Norcross, GA 30092
     Attention: Carrie C. Tate
     Telephone:  (770) 441-7838
     Fax:        (770) 441-1525

     PNC BANK, NATIONAL ASSOCIATION


     By:____________________________________

     Name:_________________________________

     Title:__________________________________



     Address:

     PNC Bank, National Association
     249 Fifth Avenue - 2nd Floor
     Pittsburgh, PA 15222-2707
     Attention: Rose Crump
     Telephone:  (412) 762-2539
     Fax:        (412) 762-6484

     WACHOVIA BANK OF GEORGIA, N.A.

     By:_____________________________________

     Name:___________________________________

     Title:__________________________________


     Address:

     Wachovia Bank of Georgia, N.A.
     191 Peachtree Street
     Mail Code GA 212
     Atlanta, GA 30303-1757
     Attention: Commercial Group
     Telephone:  (404) 332-1383
     Fax:        (404) 332-6920

                                                                         ANNEX A
                                                                         -------


                                  NEW LENDERS
                                  -----------


                                   CIBC Inc.
                             Corestates Bank, N.A.
                         Harris Trust and Savings Bank
                             SunTrust Bank, Atlanta
                              The Bank of New York
                            The Bank of Nova Scotia
               Bank of Toyko - Mitsubishi Limited, Atlanta Agency
                   Bayerische Vereinsbank AG, New York Branch
                          National City Bank, Kentucky
                         PNC Bank, National Association
                         Wachovia Bank of Georgia, N.A.

                                                                         ANNEX B
                                                                         -------


                                SCHEDULE 1.1(a)

                              COMMITMENT AMOUNTS
                              ------------------


                                             Amount of Revolving
Name of Lender                                 Loan Commitment
--------------                               -------------------

Bankers Trust Company                         $ 21,000,000.00
NationsBank, N.A. (South)                       21,000,000.00
CIBC Inc.                                       13,000,000.00
Corestates Bank, N.A.                           13,000,000.00
Harris Trust and Savings Bank                   13,000,000.00
SunTrust Bank, Atlanta                          13,000,000.00
The Bank of New York                             8,000,000.00
The Bank of Nova Scotia                          8,000,000.00
Bank of Toyko - Mitsubishi Limited,
   Atlanta Agency                                8,000,000.00
Bayerische Vereinsbank AG, New York Branch       8,000,000.00
National City Bank, Kentucky                     8,000,000.00
PNC Bank, National Association                   8,000,000.00
Wachovia Bank of Georgia, N.A.                   8,000,000.00
                                              ---------------

         Total:                               $150,000,000.00
                                              ===============

                     SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 15, 1997 (this "Agreement"), is by and among BWAY CORPORATION, a Delaware corporation ("BWAY"), BROCKWAY STANDARD, INC., a Delaware corporation ("Brockway"), BROCKWAY STANDARD (NEW JERSEY), INC., a Delaware corporation (formerly named Milton Can Company, Inc.) ("Brockway New Jersey"), MILTON CAN COMPANY, INC., a Delaware corporation ("Milton"), BROCKWAY STANDARD (OHIO), INC., a Delaware corporation (formerly named Davies Can Company, Inc.) ("Brockway Ohio"), the Lenders parties to the Credit Agreement referred to below (the "Lenders"), BANKERS TRUST COMPANY, as Administrative Agent and Syndication Agent, and NATIONSBANK, N.A. (SOUTH), as Documentation Agent and Paying Agent.


                                   RECITALS:

     WHEREAS, BWAY, Brockway, Brockway New Jersey, Milton, Brockway Ohio, the Agents and the Existing Lenders are parties to that certain Credit Agreement dated as of June 17, 1996, as amended as of August 15, 1996 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"); and

     WHEREAS, BWAY and the Borrowers have requested the Agents and the Lenders to amend the Credit Agreement in certain respects as set forth herein and the Agents and the Lenders are agreeable to the same, subject to the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

          (a) Section 2.8(a) of the Credit Agreement is hereby amended by deleting the table appearing at the end of the first paragraph of such Section in its entirety and substituting therefor the following:

================================================================================

                                                                Applicable Prime
                      Leverage Ratio                              Rate Margin
--------------------------------------------------------------------------------
               3.00:1.00 and lower                                   0.00%
--------------------------------------------------------------------------------
(greater than) 3.00:1.00; (less than or equal to) 3.50:1.00         0.125%
--------------------------------------------------------------------------------
(greater than) 3.50:1.00; (less than or equal to) 4.00:1.00          0.50%
--------------------------------------------------------------------------------
(greater than) 4.00:1.00; (less than or equal to) 4.25:1.00          1.00%
--------------------------------------------------------------------------------
(greater than) 4.25:1.00                                             1.50%
================================================================================

          (b) Section 2.8(b) of the Credit Agreement is hereby amended by deleting the table appearing at the end of the first paragraph of such Section in its entirety and substituting therefor the following:

=================================================================================
                                                            Applicable Eurodollar
                     Leverage Ratio                              Rate Margin
---------------------------------------------------------------------------------
               1.00:1.00 and lower                                   0.40%
---------------------------------------------------------------------------------
(greater than) 1.00:1.00; (less than or equal to) 1.50:1.00          0.50%
---------------------------------------------------------------------------------
(greater than) 1.50:1.00; (less than or equal to) 2.00:1.00         0.625%
---------------------------------------------------------------------------------
(greater than) 2.00:1.00; (less than or equal to) 2.50:1.00          0.75%
---------------------------------------------------------------------------------
(greater than) 2.50:1.00; (less than or equal to) 3.00:1.00         0.875%
---------------------------------------------------------------------------------
(greater than) 3.00:1.00; (less than or equal to) 3.50:1.00         1.125%
---------------------------------------------------------------------------------
(greater than) 3.50:1.00; (less than or equal to) 4.00:1.00          1.50%
---------------------------------------------------------------------------------
(greater than) 4.00:1.00; (less than or equal to) 4.25:1.00          2.00%
---------------------------------------------------------------------------------
(greater than) 4.25:1.00                                             2.50%
=================================================================================

          (c) Section 2.12(h) and 2.13(a) of the Credit Agreement are hereby amended by deleting "Section 3.8" appearing in clause (A) of Section 2.12(h) and in clause (ii) of Section 2.13(a) and substituting therefor "Section 3.9".

          (d) Section 2.12(h) of the Credit Agreement is hereby further amended by inserting "applicable for Prime Rate Loans" immediately after "Default Rate" appearing in the penultimate sentence of such Section.

          (e) Section 3.3(b) of the Credit Agreement is hereby amended by deleting the first sentence of such Section in its entirety and substituting therefor the following:

          "So long as no Event of Default or Unmatured Event of Default exists, the Borrowers may request at any time after the 90th day after the Closing Date, by written notice to the Administrative Agent in the form of Exhibit 3.3(b) hereto, that the Total Revolving Loan Commitment be increased by $50,000,000 (the "Increase Amount"), with such requested increase either being made for the entire Increase Amount or in increments of $25,000,000, provided that not more than one such request may be given in any twelve-month period."

          (f) Section 3.7(a) of the Credit Agreement is hereby amended by deleting the table appearing at the end of the first paragraph of such Section in its entirety and substituting therefor the following:

============================================================================
                                                               Applicable
                        Leverage Ratio                       Commitment Fee
----------------------------------------------------------------------------
               1.50:1.00 and lower                                0.20%
----------------------------------------------------------------------------
(greater than) 1.50:1.00; (less than or equal to) 2.00:1.00       0.25%
----------------------------------------------------------------------------
(greater than) 2.00:1.00; (less than or equal to) 3.50:1.00       0.30%
----------------------------------------------------------------------------
(greater than) 3.50:1.00; (less than or equal to) 4.00:1.00       0.40%
----------------------------------------------------------------------------
(greater than) 4.00:1.00                                          0.50%
============================================================================

          (g) Section 3.9(c) of the Credit Agreement is hereby amended by deleting "Exhibit 3.8(c)" each time appearing in such Section and substituting therefor "Exhibit 3.9(c)".

          (h) Section 5.1.3.(a) of the Credit Agreement is hereby amended by deleting "Section 5.2.7" appearing in such Section and substituting therefor "Section 5.2.6".

          (i) Section 5.2.2(c) of the Credit Agreement is hereby amended by deleting "$5 million" appearing in such Section and substituting therefor "$15 million".

          (j) Section 5.2.3 of the Credit Agreement is hereby amended by inserting at the end of such Section the following:

          "Notwithstanding the foregoing limitations set forth in this Section 5.2.3, BWAY or any of its Subsidiaries may enter into any management services or other similar contract with any joint venture in which BWAY or any of its Subsidiaries has an equity ownership interest, which contract provides for the rendering of services by BWAY or any Subsidiary to such joint venture and for payments to be made by such joint venture to BWAY or any of its Subsidiaries but does not provide for any payments by BWAY or any

          Subsidiary to such joint venture, and is in form and substance reasonably satisfactory to the Administrative Agent."

          (k) Section 5.2.4(a) of the Credit Agreement is hereby amended by deleting "Wholly-Owned Subsidiary of such Borrower" appearing in such Section and substituting therefor "other equity holder on a proportionate basis".

          (l) Section 5.2.4(b) of the Credit Agreement is hereby amended by deleting "$5,000,000" appearing in such Section and substituting therefor "$10,000,000".

          (m) Section 5.2.4(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          "(c) any Borrower may pay cash dividends or make distributions on its capital stock to BWAY;"

          (n) Section 5.2.5(c) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          "(c) (i) BWAY may make intercompany loans and advances to any Borrower and any Borrower may make intercompany loans and advances to BWAY or any other Borrower, and (ii) BWAY or any Borrower may make intercompany loans and advances to any Guarantor Subsidiary, provided that at no time shall the aggregate outstanding principal amount of all intercompany loans and advances made pursuant to this clause (ii) by BWAY and the Borrowers exceed $2,000,000;"

          (o) Section 5.2.5(i) of the Credit Agreement is hereby amended by deleting "$10,000,000" appearing in such Section and substituting therefor "$15,000,000".

          (p) Section 5.2.6(e) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          "(e) any non-Wholly-Owned Subsidiary may merge with and into a Wholly-Owned Subsidiary (with such Wholly-Owned Subsidiary as the survivor and remaining a Wholly-Owned Subsidiary after such merger) and any Non-Recourse Subsidiary may merge or consolidate with any Person (other than BWAY or any Wholly-Owned Subsidiary) regardless of whether such Non-Recourse Subsidiary is the survivor of such merger or consolidation."

          (q) Section 5.2.8 of the Credit Agreement is hereby amended by deleting clause (i) appearing in such Section in its entirety and substituting therefor the following:

          "(i) sales or other dispositions of inventory in the ordinary course of business, sales or other dispositions of assets which constitute Investments permitted under Section 5.2.5(i) and sales or other dispositions of assets of any Non-Recourse Subsidiary,"

          (r) Section 5.2.8 of the Credit Agreement is hereby further amended by deleting clause (iii) appearing in such Section in its entirety and substituting therefor the following:

          "(iii) sales or other dispositions of assets if the aggregate book value (at the time of disposition thereof) of all assets disposed of by BWAY and its Subsidiaries (other than Non-Recourse Subsidiaries) subsequent to the Closing Date plus the aggregate book value of all assets then proposed to be sold or disposed of does not exceed 15% of Consolidated Total Assets, provided that (A) each such sale or disposition shall be approved by the board of directors of the Person selling or disposing of such assets and shall be in an amount at least equal to the fair market value thereof, and (B) an amount equal to the net proceeds of such sales and dispositions shall be used by BWAY or any Subsidiary (other than a Non-Recourse Subsidiary) within 12 months of such sale or disposition to reinvest in productive assets of a kind then used or usable in the business of BWAY or any such Subsidiary,"

          (s) Section 5.2.10(b) of the Credit Agreement is hereby amended by inserting at the end of such Section the following:

          "Notwithstanding the foregoing, BWAY or any Borrower may create or suffer to exist any non-Wholly-Owned Subsidiary which elects not to execute and deliver a Subsidiary Guaranty (a "Non-Recourse Subsidiary") under this clause (b) so long as (A) the aggregate amount of all Investments (at the time of making thereof) in all such Non-Recourse Subsidiaries does not exceed $15,000,000 (determined as provided in Section 5.2.5(i)) and (B) all Indebtedness of such Non-Recourse Subsidiary shall be Non-Recourse Debt and all other liabilities of such Non-Recourse Subsidiary shall be non-recourse to BWAY and its Subsidiaries (other than Non-Recourse Subsidiaries) and their respective assets and properties."

          (t) Section 5.3.1 of the Credit Agreement is hereby amended by deleting "4.25" appearing in such Section and substituting therefor "4.50".

          (u) Section 5.3.2 of the Credit Agreement is hereby amended by deleting "June 30, 1997" each time such date appears under the heading "Fiscal Quarter" appearing in such Section and substituting therefor "June 30, 1998".

          (v) Section 5.3.4 of the Credit Agreement is hereby amended by deleting "Permit" appearing in such Section and substituting therefor "Not permit".

          (w) Section 11.10(f) of the Credit Agreement is hereby amended by deleting "Federal Reserve Lender" appearing in such Section and substituting therefor "Federal Reserve bank".

          (x) The definition of "Business Day" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting "Lenders" appearing therein and substituting therefor "banks".

          (y) The definition of "Consolidated EBITDA" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by inserting ")" immediately after "Section 5.1.1(b)" appearing therein.

          (z) The definition of "Consolidated Net Income" and "Consolidated Net Loss" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting clause (v) of such Section in its entirety and substituting therefor the following:

          "(v) any non-cash restructuring charges, in an aggregate amount not to exceed $12,860,000, which reduced Consolidated Net Income in the fourth fiscal quarter in Fiscal Year 1996."

          (aa) The definition of "Consolidated Total Assets" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by inserting "at any date of determination," immediately following "means," appearing in such definition.

          (bb) The definition of "Eligible Assignee" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting "Lender" each time appearing therein and substituting therefor "bank".

          (cc) The definition of "Eurodollar Rate" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting "Lenders" appearing therein and substituting therefor "banks".

          (dd) The definition of "Federal Funds Rate" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting "Lender" and "Lenders" each time appearing therein and substituting therefor "bank" and "banks", respectively,

          (ee) The definition of "Permitted Liens" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting "Section 5.2.2(b)" appearing in clause (h) of such Section and substituting therefor "Section 5.2.2(c)".

          (ff) The definition of "Sublimit Amount" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting "EBIDTA" appearing therein and substituting therefor "EBITDA".

          (gg) The definition of "Subsidiary" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by inserting at the end of the first sentence thereof but before the "." the following:

          "; provided, however, that any Person in which BWAY or any of its Subsidiaries makes an Investment pursuant to Section 5.2.5(i) (such Person being referred to as a "Joint Venture") which would be deemed a "Subsidiary" under the foregoing provisions of this definition shall not be deemed to be a "Subsidiary" for any purpose of this Agreement so long as BWAY is only entitled, directly or indirectly, to elect 50% or less of the members of the board of directors (or other governing body) of the Joint Venture and the assets, liabilities and results of operations of which are not required to be consolidated with BWAY's assets, liabilities and results of operations under generally accepted accounting principles"

          (hh) The definition of "Subsidiary Guaranties" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting "Section 5.2.12" appearing therein and substituting therefor "Section 5.2.10".

          (ii) The definition of "Termination Date" appearing in the Definitional Appendix to the Credit Agreement is hereby amended by deleting "June 17, 2001" appearing therein and substituting therefor "June 17, 2002".

          (jj) The Definitional Appendix to the Credit Agreement is hereby further amended by inserting new definitions of "Non-Recourse Debt" and "Non-Recourse Subsidiary" in their appropriate alphabetical order as follows:

          ""Non-Recourse Debt" means indebtedness or that portion of indebtedness (i) as to which neither BWAY nor any of its Subsidiaries (other than Non-Recourse Subsidiaries) (a) provides credit support (including any undertaking, guaranty, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other indebtedness (other than the Obligations) of BWAY or any of its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-Recourse Subsidiary" is defined in Section 5.2.10(b)."

          (kk) Exhibit 3.3(b) to the Credit Agreement is hereby amended be deleting "$25,000,000" appearing in paragraph 3 of such Exhibit and substituting therefor "[$50,000,000] [$25,000,000]".

          (ll) Exhibit 5.1.1(b) to the Credit Agreement is hereby amended by deleting clause (d) appearing under the heading "Section 5.2.5 Investments" in
Schedule I to such Exhibit.

     SECTION 3. AMENDMENT FEE. In consideration of the execution of this Agreement by the Agents and the Lenders, the Borrowers hereby agree to pay each Lender which executes this Agreement on or prior to October 10, 1997 a fee (the "Amendment Fee") in an amount equal to such Lender's Revolving Loan Commitment multiplied by 0.05%.

     SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the date (the "Effective Date") each of the following conditions have been satisfied:

          (a) Execution and Delivery. BWAY, the Borrowers, the Agents and each Lender shall have executed and delivered this Agreement.

          (b) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

          (c) Representations and Warranties. The representations and warranties of BWAY and the Borrowers contained in this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty expressly refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

          (d) Payment of Amendment Fee. The Borrowers shall have paid in full to the Administrative Agent, for ratable distribution to those Lenders that have signed this Agreement on or prior to October 15, 1997, an amount equal to the Amendment Fee, and any other separately agreed upon fees.

          (e) Deliveries. BWAY shall have duly executed and delivered to the Agent a certificate of a Responsible Officer of BWAY dated as of the Effective Date certifying as to the conditions precedent set forth in Sections 4(b) and
(c) of this Agreement.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES.

          (a) BWAY and each Borrower represents and warrants (i) that it has full power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) that this Agreement has been duly authorized, executed and delivered by such party and
(iii) that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          (b) BWAY and each Borrower represents and warrants that the following statements are true and correct:

               (i) The representations and warranties contained in the Credit Agreement and each of the other Loan Documents are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

               (ii) No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or an Unmatured Event of Default.

               (iii) The execution, delivery and performance of this Agreement by each of BWAY and each Borrower do not and will not violate its respective certificate or articles of incorporation or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

               (iv) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with its execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

     SECTION 6.  REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

          (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under the Credit Agreement, the Loan Documents or the Ancillary Documents.

     SECTION 7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

     SECTION 9. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

     SECTION 10. FEES AND EXPENSES. The Borrowers hereby acknowledge that all costs, fees and expenses as described in Section 11.4 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

                          [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.



BWAY CORPORATION                 BROCKWAY STANDARD, INC.


By:___________________________   By:___________________________________________

Name:_________________________   Name:_________________________________________

Title:________________________   Title:________________________________________



MILTON CAN COMPANY, INC.         BROCKWAY STANDARD (OHIO), INC.


By:___________________________   By:___________________________________________

Name:_________________________   Name:_________________________________________

Title:________________________   Title:________________________________________



BROCKWAY STANDARD (NEW JERSEY),  BANKERS TRUST COMPANY, individually and as
INC.                             Administrative Agent, Syndication Agent and
                                 Facing Agent


By:___________________________   By:___________________________________________

Name:_________________________   Name:_________________________________________

Title:________________________   Title:________________________________________


                                 NATIONSBANK, N.A. (SOUTH), individually and as Documentation Agent and Paying Agent


                                 By:___________________________________________

                                 Name:_________________________________________

                                 Title:________________________________________

HARRIS TRUST AND SAVINGS BANK,              SUNTRUST BANK, ATLANTA,
individually and as Co-Agent                individually and as Co-Agent

By:                                         By:
   ------------------------------              -------------------------------

Name:                                       Name:
     ----------------------------                -----------------------------

Title:                                      Title:
      ---------------------------                 ----------------------------


CIBC INC.                                   CORESTATES BANK, N.A.

By:                                         By:
   ------------------------------              -------------------------------

Name:                                       Name:
     ----------------------------                -----------------------------

Title:                                      Title:
      ---------------------------                 ----------------------------


THE BANK OF NEW YORK                        THE BANK OF NOVA SCOTIA

By:                                         By:
   ------------------------------              -------------------------------

Name:                                       Name:
     ----------------------------                -----------------------------

Title:                                      Title:
      ---------------------------                 ----------------------------


BANK OF TOKYO-MITSUBISHI LIMITED,           BAYERISCHE VEREINSBANK AG,
ATLANTA AGENCY                              NEW YORK BRANCH

By:                                         By:
   ------------------------------              -------------------------------

Name:                                       Name:
     ----------------------------                -----------------------------

Title:                                      Title:
      ---------------------------                 ----------------------------


NATIONAL CITY BANK, KENTUCKY                By:
                                               -------------------------------

By:                                         Name:
   ------------------------------                -----------------------------

Name:                                       Title:
      ---------------------------                 ----------------------------

Title:
      ---------------------------

PNC BANK, NATIONAL ASSOCIATION       WACHOVIA BANK, N.A.

By:                                  By:
   ---------------------------          ---------------------------

Name:                                Name:
     -------------------------            -------------------------

Title:                               Title:
      ------------------------             ------------------------